UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2022

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐  Consumers Energy Company ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On February 4, 2022, CMS Energy Corporation (“CMS Energy”) announced that Jean-François Brossoit, senior vice president of Transformation, Engineering & Operations Support of CMS Energy and Consumers Energy Company (“Consumers Energy”), has left the company as of February 4, 2022.

Tonya L. Berry, 49, is named CMS Energy and Consumers Energy’s senior vice president of Transformation and Engineering, effective as of February 4, 2022. Since 2020, Berry served as vice president of gas operations. In that role, she was responsible for gas transmission, distribution, and the integrity of the company's gas system. She served from 2018 to 2020, as vice president of operations performance. Berry joined Consumers Energy in 2015 as a member of the quality team. After briefly serving as manager of strategic initiatives with Massachusetts-based Energy Federation, Inc., she returned in 2017 to successfully lead Consumers Energy’s Lean Office and the company’s adoption of the CE Way. Berry has over 20 years of experience in deploying Lean methodologies to enhance quality and improve work management within gas and electric groups. Prior to joining Consumers Energy, Berry also worked for Chrysler LLC in lean operations and industrial engineering. Berry’s sister, Angela Thompkins, is employed by the company in a non-executive officer position and received compensation established by the company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Berry.

Rejji P. Hayes, 47, the Executive Vice President and Chief Financial Officer of CMS Energy and Consumers Energy, is assuming responsibilities for the oversight of the Operational Support function, which includes fleet, safety, real estate, and facilities, and the Supply Chain function, effective as of February 4, 2022.

A copy of the CMS Energy News Release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
99.1	CMS Energy News Release dated February 4, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 4, 2022	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Senior Vice President and General Counsel

CONSUMERS ENERGY COMPANY

Dated: February 4, 2022	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Senior Vice President and General Counsel